UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 23, 2009

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-2940575
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard
Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plans, Contracts or Arrangements

2009 Performance Bonus Program

On March 23, 2009, the Board of Directors (the “Board”) of Facet Biotech Corporation (the “Company” or “we”) approved a performance-based bonus program for calendar year 2009 (the “2009 Performance Program”) pursuant to which eligible employees, including officers of the Company, may receive cash bonuses for the successful achievement of certain goals of the Company during 2009. The primary goal categories under the 2009 Performance Program and their respective weightings are:

Category	Weighting
Operating expense and cash utilization related goals	25%
Development goals related to our daclizumab, volociximab, elotuzumab, PDL192 and PDL241 products	25%
Business development related goals	25%
Leadership and organization related goals	15%
Culture, employee-development and reputation related goals	10%

Total:	100%

The target bonus that each eligible employee may receive under the 2009 Performance Program would equal a percentage of the employee’s annual base salary at the end of 2009 (the “Target Bonus”), which percentage is dependent on the salary grade of the employee, adjusted upward or downward based on Company performance of the goals under the 2009 Performance Program and the individual performance of the eligible employee.

The successful achievement of the goals in the 2009 Performance Program would, subject to the other terms of the 2009 Performance Program, including the exercise of the discretion of the Board to increase, decrease or eliminate bonuses payable under the 2009 Performance Program, entitle each eligible employee to a set percentage of the employee’s Target Bonus.  The successful achievement of all of the goals in the 2009 Performance Program would, subject to the other terms of the 2009 Performance Program, and without giving effect to any adjustments for individual performance, entitle each eligible employee to 100% of the Target Bonus for that employee.

All employees, other than interns and employees hired after September 30, 2009, are eligible to participate in the 2009 Performance Program, provided that they work 20 hours or more per week.  Eligible employees who are assigned to regularly work a schedule of less than 40 hours per week but more than 20 hours per week would be entitled to a pro rated portion, based on their work schedule but excluding overtime hours, of the amount of the Target Bonus to which they would otherwise be entitled.  Eligible employees that start after January 31, 2009 and before October 1, 2009 would be entitled to a pro rated portion of the amount of the Target Bonus to which they would otherwise be entitled.  In order to receive any bonus that may be paid out under the 2009 Performance Program, eligible employees must also continue to be employed by the Company at the time bonuses, if any, are paid, which we expect would occur in early 2010.

The actual bonuses that we may pay under the 2009 Performance Program will depend on the extent to which we achieve the goals set forth in the 2009 Performance Program as determined by our Board and the individual performance of employees.  Our Board reserves the right, exercisable at its discretion, to increase, decrease or eliminate the bonuses that could be paid under the 2009 Performance Program and to amend or terminate the 2009 Performance Program at any time.

The amounts payable to our named executive officers under the 2009 Performance Program are not yet determinable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2009	Facet Biotech Corporation

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary